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                                                                    EXHIBIT 23.3

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Performance Stock Program, the 1999 Employee Stock Purchase Plan and the 2000 Professional Employee Stock Purchase Plan of Opticare Health Systems, Inc. and to the use of our report dated May 7, 1999, with respect to the consolidated financial statements of Prime Vision Health, Inc. and Subsidiaries included in Opticare Health Systems, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


Ernst & Young LLP

Raleigh, North Carolina
April 12, 2000